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EXHIBIT 10.34.1

AMENDMENT TO
LICENSE AND DISTRIBUTION AGREEMENT

    This Agreement (this "Agreement") is made as of March 15, 2000 by BIOJECT INC., an Oregon corporation ("Bioject"), and SERONO LABORATORIES, INC., a Delaware corporation ("Serono"), and amends that certain License and Development Agreement dated December 21, 1999 between Bioject and Serono (the "License Agreement").

RECITALS

    A.  Bioject and Serono entered into the License Agreement for the license and distribution of the needle-free drug delivery injection devices and supplies.

    B.  Bioject and Serono wish to amend the terms of the License Agreement to modify the deadline for the option to extend the Territory (as defined in the License Agreement).

AGREEMENT

    NOW, THEREFORE, Bioject and Serono hereby agree as follows:

    1.  The phrase "March 15, 2000" contained in Section 1.6 of the License Agreement shall be amended to read "June 15, 2000".

    2.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

    IN WITNESS WHEREOF, Bioject and Serono have executed this Agreement as of the date set forth above.

BIOJECT INC.
Name: Title:
SERONO LABORATORIES, INC.
Name: Title:

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AMENDMENT TO LICENSE AND DISTRIBUTION AGREEMENT